Exhibit 99.2

News Release

For Immediate Release	CONTACT:
Bill Newbould
Endo Pharmaceuticals
(610) 558-9800

ENDO PHARMACEUTICALS ANNOUNCES
FAVORABLE APPELLATE COURT RULING
ON GENERIC OXYCODONE EXTENDED-RELEASE PRODUCT

Endo to Initiate Legal Action to Prevent Purdue from Unfairly Marketing a So-Called “Authorized Generic” during Endo’s 180-Day ANDA Exclusivity Period

CHADDS FORD, Pa., June 7, 2005 – Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a market leader in pain management, announced today that the U.S. Court of Appeals for the Federal Circuit in Washington, D.C., has affirmed the Opinion and Order issued in Endo’s favor by the U.S. District Court for the Southern District of New York on January 5, 2004. This affirmance by the Federal Circuit Court dismisses the claims that Endo’s oxycodone extended-release tablets, 10mg, 20mg, 40mg, and 80mg, a bioequivalent version of Purdue Frederick’s OxyContin®, infringe Purdue’s U.S. Patent Nos. 5,549,912, 5,508,042 and 5,656,295, and permanently enjoins Purdue from enforcing these patents.

The U.S. Food and Drug Administration had previously granted final approval of Endo’s abbreviated new drug application (ANDA) for all four strengths of the product in 2004. Endo’s oxycodone extended-release tablets are AB-rated bioequivalent versions of OxyContin®, a product of The Purdue Frederick Company that is indicated for the management of moderate-to-severe pain when a continuous, around-the-clock analgesic is needed for an extended period of time. All OxyContin® strengths, as well as generics of the 80 mg strength, had combined 2004 U.S. sales of approximately $2 billion.

Endo also announced that it will launch all four strengths of the product immediately. The FDA has confirmed that Endo has 180 days of marketing exclusivity with respect to the 10mg, 20mg and 40mg strengths of this product, since the company was the first applicant to file an ANDA containing a Paragraph IV certification for these oxycodone extended-release strengths. Under the Medicare Prescription Drug Improvement and Modernization Act of 2003, this marketing exclusivity begins to run upon the appellate court decision affirming the district court’s decision.

“We are obviously very pleased with the Federal Circuit’s decision and now look forward to pursuing our antitrust claim against Purdue,” said Caroline B. Manogue, Endo’s executive vice president and chief legal officer. “Further, the affirmance of the patent fraud finding by the Federal Circuit now provides a legal basis to preclude Purdue or any other company from unfairly marketing the current NDA-based OxyContin product as a low price, so-called ‘authorized generic’ during Endo’s 180-day ANDA exclusivity period. Endo will immediately pursue all legal remedies against Purdue to preserve Endo’s rightful marketing exclusivity for its dosages,” Manogue added.

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About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Endo Forward-Looking Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on April 30, 2004, as amended. Readers should evaluate any statement in light of these important factors.

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